                                 AMENDMENT NO. 4
       THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Third Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to remove AIM V.I. Small Cap Growth Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

PORTFOLIOS                            EFFECTIVE DATE OF AGREEMENT
----------                            ---------------------------
AIM V.I. Basic Balanced Fund                  July 1, 2006
AIM V.I. Basic Value Fund                     July 1, 2006
AIM V.I. Capital Appreciation Fund            July 1, 2006
AIM V.I. Capital Development Fund             July 1, 2006
AIM V.I. Core Equity Fund                     July 1, 2006
AIM V.I. Diversified Income Fund              July 1, 2006
AIM V.I. Dynamics Fund                        July 1, 2006
AIM V.I. Financial Services Fund              July 1, 2006
AIM V.I. Global Health Care Fund              July 1, 2006
AIM V.I. Global Real Estate Fund              July 1, 2006
AIM V.I. Government Securities Fund           July 1, 2006
AIM V.I. High Yield Fund                      July 1, 2006
AIM V.I. International Growth Fund            July 1, 2006
AIM V.I. Large Cap Growth Fund                July 1, 2006
AIM V.I. Leisure Fund                         July 1, 2006
AIM V.I. Mid Cap Core Equity Fund             July 1, 2006
AIM V.I. Money Market Fund                    July 1, 2006
AIM V.I. Small Cap Equity Fund                July 1, 2006
AIM V.I. Technology Fund                      July 1, 2006
AIM V.I. Utilities Fund                       July 1, 2006

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*         Net Assets
-----    ------------------
0.023%   First $1.5 billion
0.013%   Next $1.5 billion
0.003%   Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: May 1, 2007

                                        AIM ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        AIM VARIABLE INSURANCE FUNDS


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)